                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our reports dated August 15, 1995, with respect to the financial statements and schedule of Cisco Systems, Inc. for the years ended July 30, 1995, included in the Annual Report (Form 10-K) for 1995, filed with the Securities and Exchange Commission, in the Registration Statement of Form S-8 of Cisco Systems, Inc. of 19,000,400 shares of its common stock and the registration of 19,000,400 options to purchase shares of its common stock.



                                                 COOPERS & LYBRAND L.L.P.


San Jose, California
February 14, 1996